Exhibit 10.31

AXT, Inc.

2007 Equity Incentive Plan

(As Amended Through December 8, 2008)

i

TABLE OF CONTENTS

		Page

18.5	Fractional Shares	32
18.6	Severability	32
18.7	Beneficiary Designation	32
18.8	Unfunded Obligation	32

AXT, Inc.

2007 Equity Incentive Plan

(As Amended Through December       , 2008)

1.                                       ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1                                 Establishment.  The AXT, Inc. 2007 Equity Incentive Plan (the “Plan”) is hereby adopted April 30, 2007 subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date”).  The Plan is an amendment and restatement of the AXT, Inc. 1997 Stock Option Plan.  An Award under the Plan shall be subject to the terms of the Plan and governing Agreements in effect on the date of the Award’s grant.

1.2                                 Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3                                 Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, Awards shall not be granted later than ten (10) years from the Effective Date.  The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.                                       DEFINITIONS AND CONSTRUCTION.

2.1                                 Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)                                  “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)                                 “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)                                     an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)                                  the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(g)                                 “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers, provided, however, that any discretionary grants to non-Employee Directors shall only be made by a Board committee comprised solely of independent directors..  The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)                                 “Company” means AXT, Inc., a Delaware corporation, or any Successor.

(i)                                     “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(j)                                     “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(k)                                  “Director” means a member of the Board or of the board of directors of any Participating Company.

(l)                                     “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m)                               “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n)                                 “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)                                     Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If there is no such closing price on the day of determination, the Fair Market Value of a share of Stock under this Section 2.1(p)(i) shall be the closing price of a share of Stock on the next trading day following the day of determination.

(ii)                                  Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a specified period of trading days that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)                               If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(q)                                 “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)                                    “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)                                  “Insider Trading” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(t)                                    “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(u)                                 “Nonemployee Director” means a Director who is not an Employee.

(v)                                 “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(w)                               “Officer” means any person designated by the Board as an officer of the Company.

(x)                                   “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)                                 “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(z)                                   An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(aa)                            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb)                          “Participant” means any eligible person who has been granted one or more Awards.

(cc)                            “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(dd)                          “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ee)                            “Performance Award” means an Award of Performance Shares or Performance Units.

(ff)                                “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(gg)                          “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(hh)                          “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(ii)                                  “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(jj)                                  “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(kk)                            “Restricted Stock Award” means an Award of Restricted Stock.

(ll)                                  “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

(mm)                      “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn)                          “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(oo)                          “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(pp)                          “Section 409A” means Section 409A of the Code.

(qq)                          “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(rr)                                “Section 162(m)” means Section 162(m) of the Code.

(ss)                            “Securities Act” means the Securities Act of 1933, as amended.

(tt)                                “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(uu)                          “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(vv)                          “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(ww)                      “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(xx)                              “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(yy)                          “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(zz)                              “Vesting Conditions” mean those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2                                 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                                       ADMINISTRATION.

3.1                                 Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2                                 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3                                 Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4                                 Committee Complying with Section 162(m).  While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5                                 Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)                                  to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)                                 to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)                                  to determine the Fair Market Value of shares of Stock or other property;

(d)                                 to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)                                  to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)                                    to approve one or more forms of Award Agreement;

(g)                                 to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)                                 to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)                                     without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)                                     to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)                                  to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)                                     to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.6                                 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.7                                 Arbitration.  Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.8                                 Repricing Prohibited.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Awards having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof.  This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4.                                       SHARES SUBJECT TO PLAN.

4.1                                 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seven million five hundred fifty thousand (7,550,000) (including the shares of Stock issuable under the Plan prior to the Effective Date) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  Any shares of Stock that are Subject to Awards of Options or SARs shall be counted against the limit as one (1) share for every one (1) share granted.  Any shares of Stock that are subject to Awards (other than Options or SARs) shall be counted against this limit as two (2) shares for every one (1) share granted.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR.  Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan.  Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan.  To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.

4.2                                 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Section 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.                                       ELIGIBILITY AND AWARD LIMITATIONS.

5.1                                 Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2                                 Participation.  Awards are granted solely at the discretion of the Committee, other than Nonemployee Director Awards that may be granted by the Committee or a subcommittee of independent members of the Board.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3                                 Incentive Stock Option Limitations.

(a)                                  Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(b)                                 Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred

Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4                                 Award Limits.

(a)                                  Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed seven million five hundred fifty thousand (7,550,000) shares.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

(b)                                 Limits on Full Value Awards.  Any Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”) which vest on the basis of the Participant’ continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.  There shall be no acceleration of vesting of such Full Value Awards except in connection with death, Disability or Change in Control.

(c)                                  Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)                                     Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares of Stock reserved for issuance under the Plan.

(ii)                                  Restricted Stock, Restricted Stock Unit Awards and Performance Shares.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, or Performance Shares, for more than three hundred thousand shares (300,000) shares of Stock in the aggregate under the Plan.

(iii)                               Performance Units.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted Performance Units which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award.  No Participant may be granted more than one Performance Award for the same Performance Period.

6.                                       TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1                                 Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2                                 Exercisability and Term of Options.

(a)                                  Option Vesting and Exercisability.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service without cause or a Change in Control or in the case of an option granted to a Nonemployee Director.  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)                                 Participant Responsibility for Exercise of Option.  Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time.  By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request.  The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3                                 Payment of Exercise Price.

(a)                                  Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii)   provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)                                 Limitations on Forms of Consideration.

(i)                                     Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)                                  Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.  Any permitted promissory note shall be on such terms as the Committee shall determine.  The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.  Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4                                 Effect of Termination of Service.

(a)                                  Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)                                 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)                                  Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5                                 Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.                                       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1                                 Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2                                 Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3                                 Exercisability and Term of SARs.

(a)                                  Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)                                 Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.  No SAR shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an SAR granted to a Nonemployee Director.

7.4                                 Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5                                 Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6                                 Nontransferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.                                       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1                                 Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may or may not require the payment of cash compensation for the stock.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2                                 Purchase Price.  The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3                                 Purchase Period.  A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee.

8.4                                 Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Awards will be subject to Vesting Conditions as described in 5.4(b), and may be based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5                                 Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6                                 Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7                                 Nontransferability of Restricted Stock Award Rights.  Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.                                       TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1                                 Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2                                 Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share.  Each Performance Unit shall have an initial value determined by the Committee.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3                                 Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4                                 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)                                  Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:  (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; (xxxv) inventory turnover ratio; or (xxxvi) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b)                                 Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5                                 Settlement of Performance Awards.

(a)                                  Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)                                 Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)                                  Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6                                 Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited.  Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock.  The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the

Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5.  Dividend Equivalents shall not be paid with respect to Performance Units.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7                                 Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)                                  Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b)                                 Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award (e.g., by determining the final value of the Participant’s Performance Award in the manner provided by Section 9.7(a)) and provide for payment following the end of the Performance Period in any manner permitted by Section 9.5.

9.8                                 Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.                                 TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1                           Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2                           Vesting.  Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

10.3                           Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled.  Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4                           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5                           Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.  Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.

10.6                           Nontransferability of Restricted Stock Unit Awards.  Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.                                 DEFERRED COMPENSATION AWARDS.

11.1                           Establishment of Deferred Compensation Award Programs.  This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  The Committee, in its discretion and upon such terms and conditions as it may determine, consistent with the requirements of Section 409A, may establish one or more programs pursuant to the Plan under which:

(a)                                  Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)                                 Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i)                                     shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii)                                  cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii)                               cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

11.2                         Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)                                Vesting Conditions.  Deferred Compensation Awards shall not be subject to any vesting conditions.

(b)                               Terms and Conditions of Stock Units.

(i)                                     Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled.  Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock.  The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement.

Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)                                  Settlement of Stock Unit Awards.  A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award in compliance with the requirements of Section 409A.  The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award.  Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.  Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)                               Nontransferability of Stock Unit Awards.  Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.                               OTHER STOCK-BASED AWARDS.

In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13.                               EFFECT OF CHANGE IN CONTROL ON AWARDS.

13.1                           Accelerated Vesting.  The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

13.2                           Assumption or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock.  Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.

13.3                           Effect of Change in Control on Restricted Stock and Other Type of Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement.  Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14.                               COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.                               COMPLIANCE WITH SECTION 409A.

15.1                         Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  Such Awards may include, without limitation:

(a)                                  A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)                                 Any Restricted Stock Unit Award or Performance Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2                         Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)                                  Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)                                 Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)                                  Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in

Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3                         Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)                                  No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)                                 Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(b), 15.4(c) or 15.4(f) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)                                  No subsequent Election related to a payment pursuant to Section 15.4(d) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)                                 Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4                         Payments Pursuant to Deferral Elections.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(a)                                  The Participant’s separation from service (as defined by Section 409A);

(b)                                 The Participant’s becoming Disabled (as defined below);

(c)                                  The Participant’s death;

(d)                                 A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(e)                                  A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(f)                                    The occurrence of an Unforeseeable Emergency (as defined by Section 409A).

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

15.5                         Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency.  In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.  All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee.  The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

15.6                         Disabled.  The Committee shall have the authority to provide in any Award providing Section 409A Deferred Compensation for payment in settlement of such Award in the event that the Participant becomes Disabled.  A Participant shall be considered “Disabled” if either:

(a)                                  the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)                                 the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election.  If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become Disabled.

15.7                         Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.  If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

15.8                         Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

16.                               TAX WITHHOLDING.

16.1                         Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2                         Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

17.                               AMENDMENT OR TERMINATION OF PLAN.

The Board or the Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no removal of the stockholder approval requirement in Section 3.8 related to option and SAR repricings, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee.  In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.                               MISCELLANEOUS PROVISIONS.

18.1                         Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2                         Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.3                         Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.4                         Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.5                         Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.6                         Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.7                         Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.8                         Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.  Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion.  In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company.  A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

PLAN HISTORY AND NOTES TO COMPANY

April 30, 2007	Board adopts Plan with a reserve of seven million five hundred fifty thousand (7,550,000) shares, including a pre Effective Date reserve of five million hundred thousand (5,800,000) shares.

May 22, 2007	Stockholders approve Plan.

December 8, 2008	Board amends Plan to comply with Section 409A of the Code.

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